UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2009

ATRINSIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018
(Address of Principal Executive Offices/Zip Code)

(212) 716-1977
(Registrant’s telephone number, including area code)

New Motion, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2009 Stock Incentive Plan

On June 25, 2009, the Company adopted the Atrinsic, Inc. 2009 Stock Incentive Plan, pursuant to the approval of the plan by our stockholders at the 2009 annual meeting of stockholders held on June 25, 2009.  Under the plan, the Company is authorized to grant equity-based awards in the form of stock options, restricted common stock, restricted stock units, stock appreciation rights, and other stock based awards to employees (including executive officers), directors and consultants of the Company and its subsidiaries.

The maximum number of shares available for grant under the plan is 2,750,000 shares of common stock.  The number of shares available for award under the plan is subject to adjustment for certain corporate changes and based on the types of awards provided, all in accordance with the provisions of the plan.

The plan may be administered by the Board or committees of the Board.  The plan is currently administered by the Compensation Committee of the Board.

Following adoption of the plan, each of Burton Katz, the Company’s Chief Executive Officer, Andrew Stollman, the Company’s President and Andrew Zaref, the Company’s Chief Financial Officer received 275,000, 275,000 and 200,000 restricted stock units, respectively.  The restricted stock units will vest after the closing of trading on the date that the average per share trading price of the Company’s common stock during any period of 10 consecutive trading days equals or exceeds $7.50.  In addition, the Company granted the restricted stock units described below under the heading “Adoption of One Time Option Exchange Program”.

Adoption of 2010 Annual Incentive Compensation Plan

On June 25, 2009, the Company adopted the Atrinsic, Inc. 2010 Annual Incentive Compensation Plan, pursuant to the approval of the plan by our stockholders at the 2009 annual meeting of stockholders.  The purpose of the plan is to advance the interests of the Company by rewarding certain senior executives of the Company, as selected by the Company’s Compensation Committee, for their significant contributions to the growth, profitability, and success of the Company from year to year.  The plan is effective from January 1, 2010 to December 31, 2015.  Participants in the plan will be eligible to receive a cash reward based on the attainment of performance goals established by the Board’s Compensation Committee.  A participant’s maximum incentive opportunity for any calendar year may not exceed the greater of (a) 200 percent of his/her base salary as of the first day of such year or other performance period (not to exceed $2,000,000 per annum) or (b) 1 percent of the Company’s earnings before income taxes, subject to certain adjustments.

Adoption of One Time Option Exchange Program

On June 25, 2009, following approval at the Company’s stockholder meeting, the Company adopted a one-time option exchange program pursuant to which certain out of the money stock options previously issued to each of Mr. Katz, Mr. Stollman, Mr. Zaref, and Zack Greenberger, the Company’s Chief Technology Officer and Vice President, Operations were exchanged for restricted stock units (the “Option Exchange Program”).  Pursuant to the Option Exchange Program, each of Messrs. Katz, Stollman, Zaref and Greenberger forfeited stock options to purchase 300,000, 300,000, 200,000 and 50,000 shares of the Company’s common stock, respectively, in exchange for awards of 100,000, 100,000, 66,667 and 16,667 restricted stock units, respectively.  The restricted stock units were granted pursuant to the Company’s 2009 Stock Incentive Plan.  On each of December 31, 2009, December 31, 2010, and December 31, 2011, one-third of the restricted stock units held by each individual will be eligible for vesting in accordance with quantitative and qualitative measures to be determined by the Compensation Committee of the Board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 25, 2009, the Company amended its Restated Certificate of Incorporation to change its corporate name from New Motion, Inc. to Atrinsic, Inc. following approval of the charter amendment by the Company’s stockholders at the annual stockholder meeting.  In connection with the change in the corporate name of the Company, the Company also changed its ticker symbol on the NASDAQ Global Market from NWMO to ATRN.  The Company issued a press release announcing its corporate name change, a copy of which is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events

On June 25, 2009, the Company held its annual meeting of stockholders.  At the annual meeting, the following individuals were elected to serve until the 2010 annual meeting of stockholders, or until their respective successors have been duly elected and qualified:

Burton Katz
Raymond Musci
Robert Ellin
Lawrence Burstein
Jerome Chazen
Mark Dyne
Jeffrey Schwartz

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
3(i).1	Certificate of Amendment to Restated Certificate of Incorporation
10.1	Atrinsic, Inc. 2009 Stock Incentive Plan
10.2	Atrinsic, Inc. 2010 Annual Incentive Compensation Plan
99.1	Press release issued by Atrinsic, Inc., dated June 25, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: July 1, 2009	By:	/s/ Andrew Zaref
Andrew Zaref
Chief Financial Officer

Exhibit Number	Description
3(i).1	Certificate of Amendment to Restated Certificate of Incorporation
10.1	Atrinsic, Inc. 2009 Stock Incentive Plan
10.2	Atrinsic, Inc. 2010 Annual Incentive Compensation Plan
99.1	Press release issued by Atrinsic, Inc., dated June 25, 2009.